FIFTH AMENDMENT TO AGREEMENT

THIS FIFTH AMENDMENT TO AGREEMENT (this “Amendment”) is made as of September 30, 2010, by and among:

(a)           GALLARUS MEDIA HOLDINGS, INC., a Delaware corporation (“Holdings”);

(b)           NETWORK COMMUNICATIONS, INC., a Georgia corporation, in its capacities as “Borrower” under the Senior Revolving Loan Agreement (as defined below) (in such capacity, “Revolving Borrower”) and “Borrower” under the Senior Term Loan Agreement (as defined below) (in such capacity, “Term Borrower”; each of Revolving Borrower and Term Borrower, “Borrower”; each of Holdings and Borrower, a “Credit Party” and, collectively, the “Credit Parties”);

(c)           TORONTO DOMINION (TEXAS) LLC, in its capacities as “Administrative Agent” and “Collateral Agent” under the Senior Revolving Loan Agreement and “Revolving Loan Administrative Agent” under the Senior Guarantee, Collateral, and Intercreditor Agreement (in such capacities, “Revolving Agent”);

(d)           TORONTO DOMINION (TEXAS) LLC, in its capacities as “Administrative Agent” and “Collateral Agent” under the Senior Term Loan Agreement and Term Loan Administrative Agent under the Senior Guarantee, Collateral, and Intercreditor Agreement (in such capacities, “Term Agent”);

(e)           TORONTO DOMINION (TEXAS) LLC, in its capacity as “Collateral Agent,” under the Senior Guarantee, Collateral, and Intercreditor Agreement (as defined below) (in such capacity, “Collateral Agent”);

(f)           TORONTO DOMINION (TEXAS LLC, in its capacity as “Swingline Lender” under the Senior Revolving Loan Agreement (“Swingline Lender”);

(g)           THE TORONTO DOMINION BANK, NEW YORK BRANCH, in its capacity as “Issuing Bank” under the Senior Revolving Loan Agreement (“Issuing Bank”);

(h)           the Persons party hereto as “Senior Revolving Lenders” (each, a “Senior Revolving Lender” and, collectively, the “Senior Revolving Lenders”); and

(i)           the Persons party hereto as “Senior Term Lenders” (each, a “Senior Term Lender” and, collectively, the “Senior Term Lenders”; each of the Senior Revolving Lenders and the Senior Term Lenders, a “Senior Lender” and, collectively, the “Senior Lenders”).

RECITALS:

WHEREAS, Holdings, Revolving Borrower, Revolving Agent, the Senior Revolving Lenders, Swingline Lender, and Issuing Bank are party to that certain Revolving Loan Agreement dated as of July 20, 2007, as amended by that certain First Amendment to Revolving Loan Credit Agreement dated as of June 10, 2008, that certain Second Amendment to Revolving Loan Credit Agreement dated as of December 4, 2008, and that certain Third Amendment to Revolving Loan Credit Agreement dated as of May 4, 2009 (as the same may have been amended, restated, supplemented, or otherwise modified from time to time, the “Senior Revolving Loan Agreement”);

WHEREAS, Holdings, Term Borrower, Term Agent, and the Senior Term Lenders are party to that certain Term Loan Agreement dated as of July 20, 2007, (as the same may have been amended, restated, supplemented, or otherwise modified from time to time, the “Senior Term Loan Agreement”; each of the Senior Revolving Loan Agreement and the Senior Term Loan Agreement, a “Senior Loan Agreement” and, collectively, the “Senior Loan Agreements”);

WHEREAS, Holdings, Borrower, Revolving Agent, Term Agent, and Collateral Agent are party to that certain Guarantee, Collateral and Intercreditor Agreement dated as of July 20, 2007 (as the same may have been amended, restated, supplemented, or otherwise modified from time to time, the “Senior Guarantee, Collateral, and Intercreditor Agreement”; each of the Senior Revolving Loan Agreement, the Senior Guarantee, Collateral, and Intercreditor Agreement, and the “Loan Documents” (as such term is defined and used in the Senior Revolving Loan Agreement), a “Senior Revolving Loan Document” and, collectively, the “Senior Revolving Loan Documents”; each of the Senior Term Loan Agreement, the Senior Guarantee, Collateral, and Intercreditor Agreement, and the “Loan Documents” (as such term is defined and used in the Senior Term Loan Agreement), a “Senior Term Loan Document” and, collectively, the “Senior Term Loan Documents”; each of the Senior Revolving Loan Documents and the Senior Term Loan Documents, a “Senior Loan Document” and, collectively, the “Senior Loan Documents”);

WHEREAS, Borrower issued its 10-3/4% Senior Notes due 2013 in an initial aggregate principal amount of $175,000,000 (the “Senior Notes”), pursuant to that certain Indenture dated as of November 30, 2005, by and between Borrower and Wells Fargo Bank N.A., in its capacity as “Trustee” (“Trustee”); such indenture, as the same may have been amended, restated, supplemented, or otherwise modified from time to time, the “Senior Notes Indenture”);

WHEREAS, Borrower has notified Agent and the Senior Lenders that it is currently in discussions with certain holders of the Senior Notes regarding a potential restructuring of the Senior Notes and a deleveraging of the Borrower’s balance sheet (the “Senior Notes Restructuring”);

WHEREAS, Borrower has notified Agent and the Senior Lenders that Borrower (a) believes it is not in Borrower’s best interests to make the payment of interest on the Senior Notes due on June 1, 2010, as required by the terms of the Senior Notes Indenture and (b) did not make such payment (the failure to make such payment, the “Senior Notes Interest Payment Default”);

WHEREAS, (i) the Senior Notes Interest Payment Default constitutes an Event of Default under clause (f) of Article VII of the Senior Revolving Loan Agreement and (ii) Revolving Agent, with the consent of the “Required Lenders” (as defined in the Senior Revolving Loan Agreement), by notice to the Borrower, declared the “Loans” (as defined in the Senior Revolving Loan Agreement) and all other amounts and liabilities to be due and payable and such have not been paid, causing the occurrence of an Event of Default under clause (b) of Article VII of the Senior Revolving Loan Agreement (the failure to make such payment, the “Senior Revolving Loan Maturity Payment Default”, and together with the Senior Notes Interest Payment Default, the “Specified Senior Revolving Loan Events of Default”);

WHEREAS, (i) the Senior Notes Interest Payment Default constituted an Event of Default under the clause (f) of Article VII of the Senior Term Loan Agreement and (ii) Term Agent, with the consent of the “Required Lenders” (as defined in the Senior Term Loan Agreement), by notice to the Borrower, declared the “Loans” (as defined in the Senior Term Loan Agreement) and all other amounts and liabilities to be due and payable and such have not been paid, causing the occurrence of an Event of Default under clause (b) of Article VII of the Senior Term Loan Agreement (the failure to make such payment, the “Senior Term Loan Maturity Payment Default”, and together with the Senior Notes Interest Payment Default, the “Specified Senior Term Loan Events of Default”);

WHEREAS, the existence or occurrence of (i) the Specified Senior Revolving Loan Events of Default, (ii) the Specified Senior Term Loan Events of Default, (iii) other Defaults and/or Events of Default and potential Defaults and/or Events of Default as specified on Schedule A to the Agreement as of its date of execution, (iv) other Defaults and/or Events of Default and potential Defaults and/or Events of Default as specified on Schedule A attached to the First Amendment (as defined below), (v) other Defaults and Events of Default as specified on Schedule A attached to the Second Amendment (as defined below), and (vi) other Defaults and Events of Default as specified on Schedule A attached to the Third Amendment (as defined below), may, in turn, cause other “Events of Default” under the Senior Loan Documents to occur on account of cross-defaults to other agreements evidencing indebtedness of a Credit Party (each of such other “Events of Default” under the Senior Loan Documents, a “Specified Senior Event of Default” and, collectively, the “Specified Senior Events of Default”);

WHEREAS, to facilitate the Senior Notes Restructuring and any related restructuring of any Credit Party’s balance sheet, each Credit Party, Revolving Agent, Term Agent, Collateral Agent, the Senior Lenders, Swingline Lender, and Issuing Bank entered into the Agreement  dated as of June 1, 2010, as amended by amendment dated June 18, 2010 (the “First Amendment”), by second amendment dated as of July 9, 2010 (the “Second Amendment”), by third amendment dated as of July 30, 2010 (the “Third Amendment”) and by fourth amendment dated as of August 31, 2010 (the “Fourth Amendment”) (as the same may be further amended, supplemented or otherwise modified from time to time, the “Agreement”) pursuant to which Revolving Agent, Term Agent, Collateral Agent, Senior Revolving Lenders, Senior Term Lenders, Swingline Lender, and Issuing Bank agreed to forbear certain rights they may have with respect to Controlled Accounts (as defined below) in respect of the Specified Senior Events of Default on the terms and conditions set forth in the Agreement;

WHEREAS, each Credit Party has requested that Revolving Agent, Term Agent, Collateral Agent, Senior Revolving Lenders, Senior Term Lenders, Swingline Lender, and Issuing Bank amend the Agreement to extend the drop-dead date in the definition of “Termination Event” in the Agreement to October 29, 2010;

NOW, THEREFORE, for and in consideration of the above premises and other good and valuable consideration, the receipt and sufficiency of which hereby is acknowledged by the parties hereto, each Credit Party, Revolving Agent, Term Agent, and Collateral Agent, the Senior Revolving Lenders party hereto, the Senior Term Lenders party hereto, Swingline Lender, and Issuing Bank hereby covenant and agree as follows:

1. Definitions; Incorporation of Recitals.

(a) Unless otherwise specifically defined herein, each term used herein which is defined in a Senior Loan Agreement shall have the meaning assigned to such term therein.  Each reference to “hereof,” “hereunder,” “herein,” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in any Senior Loan Document shall from and after the date hereof refer to such Senior Loan Document as supplemented and modified hereby, to the extent applicable.

(b) Each of the Recitals to this Amendment is incorporated herein by this reference.

2. Specified Senior Events of Default; Certain Acknowledgments by Credit Parties.  Each Credit Party hereby acknowledges and agrees with respect to each of the Specified Senior Events of Default that (a) such Specified Senior Event of Default will constitute a continuing “Event of Default” under each of the Senior Loan Agreements and that each Credit Party hereby is deemed to have received adequate and sufficient notice thereof; (b) as a result of and during the continuance of the Specified Senior Events of Default, none of Revolving Agent, any Senior Revolving Lender, Swingline Lender, nor Issuing Bank has any obligation to make or issue any advances, loans, financial accommodations, or extensions of credit to any Credit Party under any Senior Revolving Loan Document; (c) as a result of the Specified Senior Events of Default, none of Revolving Agent, Term Agent, Collateral Agent, any Senior Revolving Lender, any Senior Term Lender, Swingline Lender, or Issuing Bank will have any obligation to forbear the exercise of any of its rights or remedies under any Senior Loan Documents to which it is a party or applicable law; and (d) as a result of the Specified Senior Events of Default, each of Revolving Agent, Term Agent, and Collateral Agent, the Senior Revolving Lenders, any Senior Term Lender, Swingline Lender, and Issuing Bank will have the right to exercise each and every right and remedy afforded it under and in accordance with the terms of the Senior Loan Documents to which it is a party and applicable law.

3. Amendment to the Agreement.   As of the Effective Date (as defined below), the definition of “Termination Event” in Section 3(c) of the Agreement is hereby amended by deleting the date “September 30, 2010” in clause (i) thereof and replacing it with the date “October 29, 2010”.

4. Representations and Warranties.  To induce each of Revolving Agent, Term Agent, Collateral Agent, the Senior Revolving Lenders, the Senior Term Lenders, Swingline Lender, and Issuing Bank to enter into this Agreement, each Credit Party hereby represents and warrants to each of them on the Effective Date as follows (with each of the following representations and warranties surviving the effectiveness of the Agreement and the expiration or termination of the Specified Period and the Agreement):

(a) Such Credit Party has all requisite corporate power and authority to execute and deliver this Amendment and to perform its obligations hereunder;

(b) Such Credit Party’s execution and delivery of this Amendment and the performance of its obligations hereunder have been duly authorized by all requisite corporate and, if required, stockholder action;

(c) This Amendment has been duly executed and delivered by such Credit Party and constitutes a legal, valid, and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law;

(d) As of the Effective Date, no “Event of Default” under any Senior Loan Document exists and no Credit Party anticipates as of the Effective Date any “Event of Default” under any Senior Loan Document to occur before the termination or expiration of the Specified Period (other than Specified Senior Events of Default);

(e) As of September 30, 2010, (i) the aggregate outstanding principal amount of all “Loans” under the Senior Revolving Loan Agreement is $6,000,000.00; (ii) the aggregate “L/C Exposure” existing under the Senior Revolving Loan Agreement is $0.00; and (iii) the aggregate outstanding principal amount of all “Loans” under the Senior Term Loan Agreement is $68,174,992.40; and

(f) Schedule B, attached hereto and made a part hereof, sets forth the account number of each Credit Party’s deposit accounts, together with the name and address of the depository institution at which each such deposit account is maintained, a brief description of the purposes to which such Credit Party or subsidiary puts each such deposit account (e.g., payroll, benefits, operating account, disbursement account, etc.), and the account balance of each such deposit account as of September 27, 2010.

5. Conduct of Each Agent and Others; Absence and Waiver of Defenses; Release of Claims; Etc.

(a) Each Credit Party acknowledges and agrees that (i) through the date hereof, each of Revolving Agent, Term Agent, Collateral Agent, the Senior Revolving Lenders, the Senior Term Lenders, Swingline Lender, and Issuing Bank has acted in good faith and has conducted itself in a commercially reasonable manner in its relationships with such Credit Party in connection with this Agreement and in connection with the obligations under the Senior Revolving Loan Documents and the Senior Term Loan Documents, as applicable; (ii) as of the date of this Amendment, no Credit Party has any defenses, affirmative or otherwise, rights of setoff, rights of recoupment, claims, counterclaims, actions or causes of action of any kind or nature whatsoever against any of Revolving Agent, Term Agent, Collateral Agent, the Senior Revolving Lenders, the Senior Term Lenders, Swingline Lender, or Issuing Bank or any of its past or present agents, attorneys, legal representatives, predecessors in interest, affiliates, successors, assigns, employees, directors or officers, directly or indirectly arising out of, based upon, or in any manner connected with, any of the Senior Revolving Loan Documents or the Senior Term Loan Documents or any loans, advances, letters of credit, financial accommodations, or other extensions of credit made to or for the benefit of Borrower or any other Credit Party under any Senior Loan Document; (iii) none of Revolving Agent, Term Agent Collateral Agent, the Senior Revolving Lenders, the Senior Term Lenders, Swingline Lender, nor Issuing Bank is in any way responsible or liable for the previous or current condition or any deterioration of the business operations and/or financial condition of any Credit Party; and (iv) none of Revolving Agent, Term Agent, Collateral Agent, the Senior Revolving Lenders, the Senior Term Lenders, Swingline Lender, nor Issuing Bank has breached any agreement or commitment to make loans or advances, issue letters of credit, or make any financial accommodations or extensions of credit available to any Credit Party through the date hereof.

(b) In addition to the foregoing, each Credit Party, together with its successors and assigns (collectively referred to as the “Releasing Parties”), for good and valuable consideration, including, without limitation, the execution of this Amendment by each of Revolving Agent, Term Agent, Collateral Agent, the Senior Revolving Lenders, the Senior Term Lenders, Swingline Lender, and Issuing Bank, does hereby unconditionally remise, release, acquit, and forever discharge each of Revolving Agent, Term Agent, Collateral Agent, the Senior Revolving Lenders, the Senior Term Lenders, Swingline Lender, and Issuing Bank, its past and present officers, directors, shareholders, employees, agents, attorneys, parent corporations, subsidiaries, affiliates, successors, and assigns, and the heirs, executors, trustees, administrators, successors, and assigns of any such persons and entities (collectively referred to as the “Released Parties”), of and from any and all manner of actions, causes of action, suits, claims, counterclaims, liabilities, obligations, defenses, and demands whatsoever (if any), at law or in equity, or disputed or undisputed, which any of the Releasing Parties ever had or now have, or may now claim to have against any of the Released Parties for or by reason of any cause, matter, or thing whatsoever, arising at any time prior to the Effective Date.

(c) Each Credit Party hereby acknowledges and agrees that it has freely and voluntarily entered into this Amendment after an adequate opportunity and sufficient period of time to review, analyze, and discuss with counsel freely and independently selected by such Credit Party (i) all terms and conditions of this Amendment, (ii) all terms and conditions of any and all other documents executed and delivered in connection with the transactions to which this Amendment makes reference, and (iii) all factual and legal matters relevant to this Amendment and such other documents.  Each Credit Party further acknowledges and agrees that (i) it has actively and with full understanding and in consultation with its counsel participated in the negotiation of this Amendment, after review by its counsel of this Amendment and all other documents executed and delivered in connection with the transactions to which this Amendment makes reference, willingly and voluntarily executed and delivered this Amendment; (ii) all of the terms and conditions of this Amendment have been negotiated at arm’s-length; and (iii) this Amendment and such other documents have been negotiated, prepared, and executed without fraud, duress, undue influence, or coercion of any kind or nature whatsoever having been exerted by or imposed upon any party to this Amendment upon any other party.

6. No Novation or Mutual Departure.  Each Credit Party expressly acknowledges and agrees that (a) there has not been, and this Amendment does not constitute or establish, a novation with respect to any obligations owing by any Credit Party under any Senior Revolving Loan Document or any Senior Term Loan Document and (b) the Agreement, as amended by this Amendment, does not constitute any departure (mutual or otherwise) from the strict terms, provisions, and conditions of the Senior Revolving Loan Documents and the Senior Term Loan Documents, other than with respect to the Controlled Accounts as provided in Section 3 of the Agreement, and, solely to the extent applicable, the covenants and agreements contained or described in Section 6 of the Agreement.

7. Ratification.  Each Credit Party hereby restates, ratifies, and reaffirms each and every term, covenant, and condition set forth in each Senior Loan Document to which it is a party effective as of the date hereof and in light of the agreements set forth herein (including, without limitation, the guarantee of Holdings under the Senior Guarantee, Collateral, and Intercreditor Agreement).  Except as expressly provided herein, the Agreement shall remain in full force and effect.

8. Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.  This Agreement may be executed by each party on separate copies, which copies, when combined so as to include the signatures of all parties, shall constitute a single counterpart of this Agreement.

9. Facsimile or Other Transmission.  Delivery by one or more parties hereto of an executed counterpart of this Agreement via facsimile, telecopy, or other electronic method of transmission pursuant to which the signature of such party can be seen (including, without limitation, Adobe Corporation’s Portable Document Format or PDF) shall have the same force and effect as the delivery of an original executed counterpart of this Agreement.  Any party delivering an executed counterpart of this Agreement by facsimile or other electronic method of transmission shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability, or binding effect of this Agreement.

10. No Third Party Beneficiaries.  Each party hereto acknowledges and agrees that the agreements set forth herein are solely for the benefit of each of the parties hereto and that there are no third-party beneficiaries to, and no person or entity other than a party hereto is entitled to rely on, this Agreement or any of terms or provisions set forth herein.

11. Governing Law.  This Agreement shall be governed by and construed and interpreted in accordance with the internal laws of the State of New York, but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

12. Loan Document.   The parties hereto acknowledge and agree that the Agreement, as amended hereby,  constitutes a “Loan Document” under each of the Senior Loan Agreements.

13. Construction.  No provision of this Amendment shall be construed against or interpreted to the disadvantage of any party to the Agreement by any court, tribunal, or arbitration panel by reason of such party’s having or been deemed to have structured, dictated, or drafted such provision.

14. Effective Date.  This Amendment shall become effective on the first date on which the Agents shall have received a duly executed counterpart of this Amendment executed by each Credit Party, Revolving Agent, Term Agent, Collateral Agent, those Senior Revolving Lenders which constitute “Required Lenders” under the Senior Revolving Loan Agreement, those Senior Term Lenders which constitute “Required Lenders” under the Senior Term Loan Agreement, Swingline Lender, and Issuing Bank (such date, the “Effective Date”).

[SIGNATURES ON FOLLOWING PAGES.]

IN WITNESS WHEREOF, each of the following have caused this Amendment to be duly executed by its duly authorized officer as of the day and year first above written.

HOLDINGS:

GALLARUS MEDIA HOLDINGS, INC., a
Delaware corporation

By:           /s/ Gerard P. Parker

Name:       Gerard P. Parker

Title:         Chief Financial Officer

TERM BORROWER AND REVOLVING
BORROWER:

NETWORK COMMUNICATIONS, INC., a
Georgia corporation

By:           /s/ Gerard P. Parker

Name:       Gerard P. Parker

Title:         Chief Financial Officer

REVOLVING AGENT, TERM AGENT,
COLLATERAL AGENT, A SENIOR
REVOLVING LENDER, AND SWINGLINE
LENDER:

TORONTO DOMINION (TEXAS) LLC

By:           /s/ Robyn Zeller

Name:       Robyn Zeller

Title:         Vice President

ISSUING BANK:

THE TORONTO DOMINION BANK, NEW
YORK BRANCH

By:           /s/ Robyn Zeller

Name:       Robyn Zeller

Title:         Vice President

SENIOR REVOLVING LENDER:

Wells Fargo Capital Finance, Inc.
[NAME OF SENIOR REVOLVING LENDER]

By:             /s/ Geoff Anfuso

Name:        Geoff Anfuso

Title:          Senior Vice President

SENIOR TERM LENDER:

Wells Fargo Capital Finance, Inc.
[NAME OF SENIOR TERM LENDER]

By:           /s/ Geoff Anfuso

Name:      Geoff Anfuso

Title:        Senior Vice President

SENIOR TERM LENDER:

NATIXIS                                                      .
[NAME OF SENIOR TERM LENDER]

By:           /s/ Mark Harrington

Name:       Mark Harrington

Title:         Senior Managing Director

By:           /s/ Tefta Ghilaga

Name:      Tefta Ghilaga

Title:        Director

Invesco Prime Income Trust
By: Invesco Senior Secured Management, Inc. as
Sub-Advisor

[NAME OF SENIOR TERM LENDER]

By:           /s/ Kevin Egan

Name:       Kevin Egan

Title:        Authorized Signatory

Invesco Van Kampen Senior Loan Fund
By: Invesco Senior Secured Management, Inc. as
Sub-Advisor

[NAME OF SENIOR TERM LENDER]

By:           /s/ Kevin Egan

Name:       Kevin Egan

Title:         Authorized Signatory

Invesco Van Kampen Senior Income Trust
By: Invesco Senior Secured Management, Inc. as
Sub-Advisor

[NAME OF SENIOR TERM LENDER]

By:           /s/ Kevin Egan

Name:      Kevin Egan

Title:        Authorized Signatory